Exhibit (a)(7)

MERIDIAN FUND, INC.

ARTICLES SUPPLEMENTARY

Meridian Fund, Inc., a Maryland corporation having its principal office in Maryland at c/o The Corporation Trust Incorporated, 351 W Camden Street, Baltimore, Maryland 21201 (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940, as amended.

SECOND: Pursuant to authority expressly vested in the Board of Directors by the Amended and Restated Articles of Incorporation of the Corporation, as amended (the “Charter”), and in accordance with Sections 2-105(a), 2-105(c), and Section 2-208.1 of the Maryland General Corporation Law, and pursuant to resolutions duly adopted at a meeting duly called and held, the Board of Directors of the Corporation:

(a)	increased the aggregate number of shares of common stock of the Corporation, $0.01 par value per share (“Common Stock”), that the Corporation has the authority to issue from eight billion (8,000,000,000) shares of Common Stock, having an aggregate par value of eighty million dollars ($80,000,000), to ten billion (10,000,000,000) shares of Common Stock, having an aggregate par value of one hundred million dollars ($100,000,000);

(b)	created and established a new class of the Meridian Contrarian Fund series of the Corporation to be known as “Class C” and classified five hundred million (500,000,000) shares of Common Stock that the Corporation is newly authorized to issue as follows:

Designation	Number of Shares
Meridian Contrarian Fund	500,000,000 Class C

(c)	created and established a new class of the Meridian Equity Income Fund series of the Corporation to be known as “ “Class C” and classified five hundred million (500,000,000) shares of Common Stock that the Corporation is newly authorized to issue as follows:

Designation	Number of Shares
Meridian Equity Income Fund	500,000,000 Class C

(d)	created and established a new class of the Meridian Growth Fund series of the Corporation to be known as “ “Class C” and classified five hundred million (500,000,000) shares of Common Stock that the Corporation is newly authorized to issue as follows:

Exhibit (a)(7)

Designation	Number of Shares
Meridian Growth Fund	500,000,000 Class C

(e)	created and established a new class of the Meridian Small Cap Growth Fund series of the Corporation to be known as “Class C” and classified five hundred million (5,000,000,000) shares of Common Stock that the Corporation is newly authorized to issue as follows:

Designation	Number of Shares
Meridian Small Cap Growth Fund	500,000,000 Class C

THIRD: The shares authorized and classified in Article SECOND hereto shall have identical voting, dividend, liquidation, and other rights with each previously authorized and classified series of the Corporation as set forth in Article V of the Charter and shall be subject to all other provisions of the Charter relating to stock of the Corporation generally.

FOURTH: Pursuant to authority expressly vested in the Board of Directors by the Charter, and in accordance with Section 2-605(a)(2) of the Maryland General Corporation Law, and pursuant to resolutions duly adopted at a meeting duly called and held, the Board of Directors of the Corporation amended the names of the following classes of Common Stock as set forth below:

Current Name	New Name
Meridian Contrarian Fund – Advisor Class	Meridian Contrarian Fund – Class A
Meridian Equity Income Fund – Advisor Class	Meridian Equity Income Fund – Class A
Meridian Growth Fund – Advisor Class	Meridian Growth Fund – Class A
Meridian Small Cap Growth Fund – Advisor Class	Meridian Small Cap Growth Fund – Class A

FIFTH: After the classification, designation and renaming of the shares of Common Stock pursuant to these Articles Supplementary, the ten billion (10,000,000,000) shares of Common Stock that the Corporation has authority to issue are classified and designated as follows:

Designation	Number of Shares
Meridian Contrarian Fund	500,000,000 Legacy Class 500,000,000 Institutional Class 500,000,000 Investor Class 500,000,000 Class A 500,000,000 Class C

Exhibit (a)(7)

Meridian Equity Income Fund	500,000,000 Legacy Class 500,000,000 Institutional Class 500,000,000 Investor Class 500,000,000 Class A 500,000,000 Class C
Meridian Growth Fund	500,000,000 Legacy Class 500,000,000 Institutional Class 500,000,000 Investor Class 500,000,000 Class A 500,000,000 Class C
Meridian Small Cap Growth Fund	500,000,000 Legacy Class 500,000,000 Institutional Class 500,000,000 Investor Class 500,000,000 Class A 500,000,000 Class C

SIXTH: The Board of Directors has duly authorized the filing of these Articles Supplementary.

SEVENTH: Pursuant to Section 2-208.1(d)(2) of the Maryland General Corporation Law, these Articles Supplementary to the Articles set forth herein shall become effective on March 31, 2015.

Exhibit (a)(7)

IN WITNESS WHEREOF, Meridian Fund, Inc. has caused these Articles Supplementary to be executed by its President and attested by its Secretary on this 27th day of March, 2015. The President of the Corporation who signed these Articles Supplementary hereby acknowledges in the name and on behalf of said corporation to be the corporate act of the Corporation, and states under the penalties of perjury that to the best of his knowledge, information and belief, the matters and facts relating to approval hereof are true in all material respects.

MERIDIAN FUND, INC.

By:	/s/ David Corkins
Name:	David Corkins
Title:	President

Attest:

By:	/s/ Rick Grove
Name:	Rick Grove
Title:	Secretary

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